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                                                                   EXHIBIT 25h19

                       WAIVER AND REIMBURSEMENT AGREEMENT



         Agreement ("Agreement") dated as of the 2nd day of January, 2001 by and among Kent Funds, a Massachusetts business trust and a registered investment company under the Investment Company Act of 1940, as amended ("Kent"), Lyon street Asset Management Company ("LSAM"), and Old Kent Securities Corporation ("OKSC"):

                                   BACKGROUND

         LSAM serves as investment adviser to each portfolio of Kent pursuant to an Investment Advisory Agreement among LSAM and Kent dated as of October 12, 1990, as amended.

         OKSC serves as administrator, fund accountant and transfer agent to each portfolio of Kent pursuant to an Administration Agreement, a Fund Accounting Agreement and a Transfer Agency agreement, respectively, among OKSC and Kent each dated as of December 1, 1999.

         The parties to this Agreement wish to provide for undertakings by LSAM and OKSC to limit the fees payable under the above-referenced agreements or other fees or reimburse expenses of each of the portfolios of Kent in order to improve the performance of each such portfolio.

                                    AGREEMENT

         THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

         LSAM and OKSC shall, from the date of this Agreement until December 31, 2001, waive all or a portion of their fees and/or reimburse expenses as set forth on Exhibit A hereto.

         Each of LSAM and OKSC acknowledges and agrees that it shall not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future.

         This Agreement shall be governed by and construed under the laws of the State of Massachusetts, without regard to its conflict of law provisions.

                  The names "The Kent Funds" and "Trustees of The Kent Funds" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 9, 1986 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Kent Funds" entered into
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in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

KENT FUNDS                               LYON STREET ASSET MANAGEMENT COMPANY


By:      /s/ James F. Duca, II           By:      /s/ Joseph T. Keating
   -----------------------------              ------------------------------
   Name:  James F. Duca, II                   Name:  Joseph T. Keating
   Title:  President                          Title:  President


                                         OLD KENT SECURITIES CORPORATION


                                         By:      /s/ Mark S. Crouch
                                              ------------------------------
                                              Name:  Mark S. Crouch
                                              Title:  President



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                                    Exhibit A


                                   KENT FUNDS

---------------------------------------------------------------------------------------------------------------------

Name of Portfolio                                                             Amount to be Waived

---------------------------------------------------------------------------------------------------------------------
Kent Index Equity Fund                                      -        0.05% of Investment Advisory fee
                                                            -        0.08% of combined Administration and Fund
                                                                     Accounting fees

---------------------------------------------------------------------------------------------------------------------

Kent Money Market Fund                                      -        0.08% of combined Administration and Fund
                                                                     Accounting fees

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Kent Michigan Municipal Money Market Fund                   -        0.08% of combined Administration and Fund
                                                                     Accounting fees

---------------------------------------------------------------------------------------------------------------------

Kent Government Money Market Fund                           -        0.15% of Investment Advisory Fee
                                                            -        0.08% of combined Administration and Fund
                                                                     Accounting fees

---------------------------------------------------------------------------------------------------------------------

Lyon Street Institutional Money Market Fund                 -        All amounts necessary so that after such
                                                                     waivers and/or reimbursements, the maximum
                                                                     total operating expense ratio of the
                                                                     Portfolio shall not exceed 0.22%

---------------------------------------------------------------------------------------------------------------------


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